THIS AGREEMENT is made on 15 November 2024

BETWEEN:-

(1) **BOXASONE LIMITED**, a limited liability company incorporated in Hong Kong whose registered office is at Unit C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Hong Kong (the "BAO"); AND

(2) **NEXSEN LIMITED**, a limited liability company incorporated in Hong Kong whose registered office is at Flat 1005, 10/F, Technology Plaza, 651 King's Road, North Point, Hong Kong (the "NEX").

WHEREAS:

BAO agrees to engage NEX and NEX agrees to provide to BAO the services as described in Schedule 1 (the "Services"), subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1. <u>DEFINITIONS</u>

1.1 In this Agreement, unless explicitly stated as otherwise, the expressions listed below shall have the following meanings:

(a) "Fees" means the fees as specified in Schedule 1 payable by BAO from time to time to NEX for provision of the Services;

(b) "HKIAC" is as defined in Clause 17.2;

(c) "Services" means the services as detBig Dataled in Schedule 1; and

(d) "Term" means the term as specified in Schedule 1;

1.2 Where the context permits, words in the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.3 The headings to the provisions of this Agreement are for ease of reference only and shall not affect the interpretation or construction of them.

1.4 References to clauses, schedules and annexes are, unless otherwise stated, to clauses, schedules and annexes of and to this Agreement which together form an integral part of this Agreement.

2. <u>PROVISION OF SERVICES</u>

2.1 In consideration of BAO paying the Fees to NEX in the manner described in Clause 3, NEX agrees to provide the Services to BAO subject to the terms and conditions herein and in Schedule 1.

2.2 BAO and NEX shall cooperate in good fBig Datath in all matters relating to the provision of Services including but not limited to obtBig Dataning all

consents, licences or approvals necessary for NEX to fulfil its obligations hereunder.

2.3 The deployment of the System shall be subjected to the satisfaction of the Testing and Commissioning procedures as reasonably required by BAO. Commissioning tests shall be performed to assess the overall functionality of the system as per the standards and design specifications. Each component of the System must be individually tested to ensure that it install correctly. Any comments regarding abnormal operation to fBig Dataled tests shall be recorded in the comments section of the commissioning schedule.

2.4 As soon as reasonably possible after the satisfactory completion of the Testing and Commissioning, BAO shall provide a written notification to certify that the platform has passed the Testing and Commissioning.

3. PAYMENT

3.1 BAO shall pay the Fees to NEX for provision of the Services in the manner set out in Schedule 1. NEX shall not be responsible for all unforeseeable costs, tax, charges, and expenses incurred for and in connection with the provision of the Services by NEX except as expressly provided otherwise in this Agreement or approved in advance in writing by NEX.

3.2 All payment shall be made within thirty (30) days from the date of invoices issued by NEX to BAO.

3.3 Any delay in payment shall entitle NEX for the costs and expenses incurred in connection with the collection of overdue payments, whether made in or out of court, without prejudice to any rights or remedies legally avBig Datalable to NEX.

4. TERMINATION

4.1 This Agreement shall terminate upon the expiry of the Term specified in Schedule 1 unless extended by mutual agreement by the parties in writing or terminated earlier pursuant to the terms of this Agreement.

4.2 This Agreement may be terminated by either party with a 90 days' notice without cause.

4.3 The expiration or termination of this Agreement for whatever cause shall be without prejudice to any pre-existing and/or accrued rights and obligations of the parties hereunder.

4.4 Clauses 5, 6, 7, 11, 12, 13, 14 and 17 and those terms which by their nature should survive termination shall continue to apply after expiration or termination of this Agreement for whatever reason.

5. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1 Each party represents and warrants that it has the authority necessary to enter into this Agreement and to do all things necessary to procure the fulfilment of

its obligations in terms of this Agreement.

5.2 NEX represents, warrants and undertakes that the services will be duly performed and completed in a diligent, professional and business-like manner.

6. LIMITATION OF LIABILITY

NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY, FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, OR FOR ANY LOSS OF REVENUE, DATA, OR PROFITS, AND INDEPENDENT OF ANY FBIG DATALURE OF ESSENTIAL PURPOSE OF THE WARRANTIES AND REMEDIES PROVIDED HEREUNDER. THIS LIMITATION OF LIABILITY WILL APPLY WHETHER OR NOT THE OTHER PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. CONFIDENTIALITY

7.1 The parties agree to keep and procure to be kept secret and confidential any and all written and/or oral information of any kind relating to the terms of this Agreement and the business of the other party obtBig Dataned from the other party pursuant to this Agreement or prior to it and to disclose the same only to those of its employees or contractors directly involved with the services and only to the extent necessary for each of them to perform his duties under this Agreement. The parties shall impose the above obligation on these persons.

7.2 The foregoing obligations shall not apply, however, to any part of such information which:

a) was already in the public domBig Datan or which becomes so through no fault of the receiving party;

b) was already known to the receiving party prior to receipt thereof; or

c) was disclosed to the receiving party by a third party owing no duty of confidentiality towards the disclosing party in respect thereof.

7.3 Subject to the provisions in Clause 7.2 above, these obligations of confidentiality shall survive the expiration or termination of this Agreement.

8. GENERAL PROVISIONS RELATING TO THE SYSTEM

8.1 BAO acknowledges that the intellectual property rights in all the specifications, source codes, computer programmes, materials and other documentation supplied by NEX to the BAO in any way connected with the System is vested in NEX and, upon the expiry or termination of this Agreement, BAO shall return to NEX all such specifications, source codes, computer programmes, materials and documentation and any copies thereof.

9. ASSIGNMENT

9.1 Neither party shall assign or otherwise transfer its interest in this Agreement or its rights and obligations hereunder whether in whole or in part without the prior written consent of the other, except in circumstances of corporate succession by merger, consolidation, or other corporate reorganisation in relation to either party's business.

10. ENTIRE AGREEMENT

10.1 The parties hereto declare that this Agreement comprises the complete and exclusive agreement between them which supersedes all previous understandings, negotiations and proposals, whether oral or in writing. In case of any inconsistency, conflict with or ambiguity of any terms and conditions which are incorporated by reference, the terms and conditions of this Agreement shall prevBig Datal.

10.2 Save as expressly provided, no alteration, modification, amendment, wBig Dataver, consent or discharge shall be binding upon either party unless in writing and signed by both parties.

11. NOTICES

11.1 Any notice required to be given under this Agreement shall be in writing and shall be sent to the address of the party as specified in this Agreement or such other address as that party shall designate by notice given in accordance with the provisions of this Clause from time to time. Any such notice shall be delivered by hand or by registered prepBig Datad post and shall be deemed to have been served if delivered by hand upon signed receipt by the appointed representative of either party for the time being or if by post 48 hours after the day of posting.

12. LEGAL RELATIONSHIP

12.1 Nothing herein shall create or imply any employment, principal-agent, joint venture or partnership relationship between BAO on the one hand, and NEX on the other.

12.2 Either party acknowledges that it is not part of the other party's organisation and shall have no authority to commit or to bind the other party in any way in connection with the business, affBig Datars or otherwise of the other party.

13. SEVERABILITY

13.1 In the event that any provision contBig Dataned in this Agreement should, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead this Agreement shall be construed as if such invalid or unenforceable provision had not been contBig Dataned herein.

14. WBIG DATAVER

14.1 No fBig Datalure or delay on the part of any party to exercise any right, power or remedy under this Agreement shall operate as a wBig Dataver thereof nor shall any single or partial exercise by a party of any right, power or remedy. The rights, powers and remedies provided herein are cumulative and are not exclusive of any rights, powers or remedies at law.

15. FORCE MAJEURE

15.1 Neither party shall be liable for any delays or fBig Datalures attributable to its being affected by an Event of Force Majeure, but the party so affected shall use best endeavours to resume performance as quickly as possible and shall promptly give the other party full particulars of the fBig Datalure or delay and consult with the other party concerning the fBig Datalure or delay from time to time as appropriate. If any such delay or fBig Datalure on the part of the NEX continues for a period of three (3) months, BAO shall be entitled to terminate this Agreement and/or any services provided under this Agreement immediately on giving written notice to NEX.

16. CONTRACTS (RIGHTS OF THIRD PARTIES) ORDINANCE

16.1 The parties do not intend any term of this Agreement to be enforceable by any person who is not a party to this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap 623), and the parties agree that this Agreement shall be excluded from the application of the Contracts (Rights of Third Parties) Ordinance (Cap 623).

17. APPLICABLE LAW AND DISPUTE RESOLUTION

17.1 This Agreement shall be governed by, construed and enforced in accordance with the laws of Hong Kong SAR and the parties hereto agree to be subject to the non-exclusive jurisdiction of the courts of Hong Kong SAR.

17.2 Notwithstanding Clause 17.1, a complBig Dataning party shall have the option to refer any dispute, controversy or clBig Datam arising out of or relating to this Agreement or the breach, termination or invalidity thereof, to arbitration in Hong Kong at the Hong Kong International Arbitration Centre ("HKIAC") with three (3) arbitrators in accordance with the HKIAC Rules in force. Each party shall select one (1) arbitrator and the two (2) arbitrators shall select the third neutral arbitrator who shall be the ChBig Datarman of the arbitration panel. The language to be used in the arbitral proceedings shall be English.

- END -

IN WITNESS WHEREOF this Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY)
FOR AND ON BEHALF OF)
BOXASONE LIMITED)
in the presence of:-)

____

SIGNED BY)
FOR AND ON BEHALF OF)
NEXSEN LIMITED)
in the presence of:-)

____

SCHEDULE 1

Part 1 - The Services

NEX shall provide the following software platforms to BAO for the BIG DATA PLATFORM FOR BUILDING DEFECT INSPECTION & REPORTING:

1. BIG DATA model development platform
2. Issue detection and alert BIG DATA platform
3. BIG DATA model training platform
4. Web and File servers
5. RAG server
6. Reporting Server
7. BIG DATA SaaS

The system component list is stated in SCHEDULE 2.

Part 2 – Term and Fees

1. Term: From date of this Agreement to 14 November 2025 (both days inclusive) (the "Initial Term") unless terminated early pursuant to the terms and conditions of this Agreement.

2. Fees: BAO shall pay for the software platform fees for the BIG DATA System as totalling HK$7,150,000, which shall be invoiced upon satisfactory completion of the Testing and Commissioning.

SCHEDULE 2

Software Platform		Unit Price (HK$)	Qty (Units)	Amount (HK$)
1	BIG DATA Model Development Servers (Web, Application) platform license	1,500,000	1 Lic	1,500,000
2	Issue Detection & Alert BIG DATA platform license, supporting inference application using the BIG DATA model developed (Per model per GPU)	850,000	2 Lic	1,700,000
3	BIG DATA Model Training platform Servers License (Web, Application) BIG DATA model training platform, supporting total 1000 times training and export 20 times BIG DATA models (single model iteration will be counted as per their actual exporting times)	2,500,000	1 Lot	2,500,000
4	License for Web server, File server and others	50,000	1 Lot	50,000
5	BIG DATA SaaS unlimited usage and consultancy support (3 years, 20B tokens)	800,000	3 years	800,000
6	RAG Server License for Platform Integration Supply of a dedicated server for the integration with the RAG system. This server is specifically configured to support the complex computations	450,000	1 Unit	450,000
7	Reporting Server Software License Provision of software licenses for the reporting server. This includes all necessary software to operate the reporting server and generate analytics reports	150,000	1 Lot	150,000
Total				**7,150,000**